Filed Pursuant to Rule 424(b)(3)
Registration No. 333-150130

PROSPECTUS SUPPLEMENT NO. 2

Prospectus Supplement No. 2 dated September 12, 2008
to Prospectus dated August 12, 2008
(Registration No. 333-150130)

WINDSWEPT ENVIRONMENTAL GROUP, INC.

This Prospectus Supplement No. 2 dated September 12, 2008 (this “prospectus supplement”) supplements our prospectus dated August 12, 2008 (the “prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-150130). The prospectus relates to up to 6,800,000 shares of our common stock issuable upon conversion of the principal and interest of a secured convertible term note due June 30, 2009 held by the selling stockholders named in the prospectus and having a conversion rate of $.09 per share, subject to adjustment, and/or shares that may be issued, in lieu of cash, in payment of principal and interest on a note. All of the selling stockholders are affiliates of Laurus Master Fund, Ltd., to whom we originally sold the note. No securities are being offered or sold by us pursuant to the prospectus. We will not receive any of the proceeds from the sale of these shares of common stock by the selling stockholders.

This prospectus supplement is being filed to include in the prospectus the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 11, 2008.

You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is not complete without, and may not be utilized except in connection with, the prospectus, including any amendments or additional supplements to the prospectus.

Our common stock is quoted on the Pink Sheets under the symbol “WEGI.PK”. The last reported sales price per share of our common stock, as reported by the Pink Sheets on September 11, 2008, was $.065.

Investing in our common stock involves a high degree of risk.
Before purchasing shares of our common stock, you should carefully consider the risk factors beginning on page 7 of the prospectus,
as these risk factors may be updated in prospectus supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 12, 2008.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2008

WINDSWEPT ENVIRONMENTAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17072	11-2844247
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

895 Waverly Avenue, Holtsville, New York	11706
(Address of Principal Executive Offices)	(Zip Code)

(631) 289-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
(See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Omnibus Amendment

On September 2, 2008, Windswept Environmental Group, Inc. (the “Company”) entered into an Omnibus Amendment (the “Omnibus Amendment”) with Valens Offshore SPV I, Ltd. (“Valens Offshore”), PSource Structured Debt Limited (“PSource”), Valens U.S. SPV I, LLC (“Valens” and together with Valens Offshore and PSource, the “Holders”) and LV Administrative Services, Inc., as agent for the benefit of each of the Holders (the “Agent”). The Omnibus Amendment amends the Amended and Restated Secured Convertible Term Note, dated September 29, 2006 (the “Note”), issued by the Company to Laurus Master Fund, Ltd. and subsequently assigned to the Holders.

Pursuant to the Omnibus Amendment, each of the Holders and the Company agreed to the deferral of payment of the monthly amount (i.e. $100,000) due under the Note on September 2, 2008 (the “Deferred Amount”). The Company agreed to pay the Deferred Amount as well as the past due amount of $19,041.83 on the earlier of (i) the date that the Company receives any payment from past or current litigation involving the Company or (ii) November 1, 2008. In consideration of the Deferred Amount, the Company has agreed to pay $35,000 as additional interest to the Holders, which is to be paid on the date upon which the Company is required to repay the outstanding balance of the Note.

The foregoing description is qualified in its entirety by reference to the Omnibus Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Letter Agreement

On September 3, 2008, the Company entered into a Letter Agreement with the Holders. As evidenced above, the Holders have made several term loans to the Company under prior existing notes, and the aggregate outstanding principal amount of such previous notes is $6,320,028.14. Pursuant to the Letter Agreement, the Holders made an additional advance to the Company in the amount of $250,000. The Letter Agreement also required the Company to pay a non-refundable payment of $3,750 plus reasonable expenses (including legal fees and expenses) to Valens Capital Management, LLC, as investment manager of the Holders.

To evidence the additional advance, the Company entered into three Demand Notes (“Demand Notes”), dated September 3, 2008, with each of the Holders for the following amounts: (1) Valens for $9,948.00; (2) Valens Offshore for $37,737.00; and (3) PSource for $207,315.00. The total amount of all three Demand Notes is $255,000, which includes original issue discount of $5,000. Upon demand, the Company shall pay to the Holders the principal amount indicated in the prior sentence along with interest on the unpaid principal balance computed from the date of the Demand Note at 20% per annum. The obligations under the Demand Notes are secured by the liens and the security interests in the Collateral as such term is defined in the Master Security Agreement, dated June 30, 2005, by and among the Company, Trade-Winds Environmental Group, Inc., North Atlantic Laboratories, Inc., Environmental Restoration, Inc., Restorenet, Inc., and the Holders.

To induce the Holders to purchase the Demand Notes, Michael O’Reilly, Chairman of the Board, President and Chief Executive Officer of the Company, in his individual capacity (“Guarantor”), entered into a Guaranty (“Guaranty”), dated September 3, 2008, with the Holders and the Agent, which is secured by a ship owned by Guarantor. Pursuant to the Guaranty, the Guarantor unconditionally guarantied to the Holders the prompt payment when due of all present and future obligations and liabilities arising out of the Demand Notes.

Lastly, on September 3, 2008, Agent furnished a Further Assurances Letter (“Further Assurances Letter”) to the Company, agreeing that certain closing requirements may be waived, in whole or in part, as conditions to disbursement of the funds under the Letter Agreement; provided, however, that such closing requirements are to be performed after the disbursement of funds. A failure to meet such closing requirements shall constitute a default under the loan documentation.

The foregoing description is qualified in its entirety by reference to the Letter Agreement, the Demand Notes, the Guaranty, and the Further Assurances Letter, copies of which are attached hereto as Exhibits 10.2, 10.3, 10.4, and 10.5 respectively, and incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits

10.1	Omnibus Amendment
10.2	Letter Agreement
10.3	Demand Notes
10.4	Guaranty
10.5	Further Assurances Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Arthur J. Wasserspring
Arthur J. Wasserspring
Chief Financial Officer

Date: September 11, 2008

Exhibit Index

10.1	Omnibus Amendment
10.2	Letter Agreement
10.3	Demand Notes
10.4	Guaranty
10.5	Further Assurances Letter

EXHIBIT 10.1
OMNIBUS AMENDMENT

This Omnibus Amendment (this “Amendment”), dated as of September 2, 2008, by and between Windswept Environmental Group, Inc., a Delaware corporation (the “Company”), Valens Offshore SPV I, Ltd., a Cayman Islands company (“VOFSPVI”), PSource Structured Debt Limited, a Guernsey company (“PSource”), Valens U.S. SPV I, LLC, a Delaware limited liability company (“VUSSPVI” and together with PSource and VOFSPVI, the “Holders” and each, a “Holder”) and LV Administrative Services, Inc. as agent (the “Agent”) for the benefit of each of the Holders, amends that certain Amended and Restated Secured Convertible Term Note, dated as of September 29, 2006, issued by the Company to Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), and subsequently assigned in full by Laurus to VOFSPVI, PSource and VUSSPVI (as previously, and as maybe, amended, modified, or supplemented from time to time, the “September 2006 Convertible Note”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the September 2006 Convertible Note. Reference is also made to the Securities Purchase Agreement, dated as of June 30, 2005, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Purchase Agreement” and together with the September 2006 Convertible Note and the Related Agreements as defined in the Purchase Agreement, the “Loan Documents”).

PREAMBLE

WHEREAS, the Company and Holders, as applicable, have agreed to make certain changes to the September 2006 Convertible Note as set forth herein; and

WHEREAS, the Company and Holders, as applicable, agree that since the issuance of the September 2006 Convertible Note, the Company is past due on the following: (i) the principal portion of certain Monthly Amounts occurring prior to the Amendment Effective Date (the aggregate of all such unpaid principal, the “Pastdue Principal”), and (ii) certain regularly scheduled payments of interest on the Principal Amount (the aggregate of all such unpaid interest, the “Pastdue Interest”, and together with the Pastdue Principal, “Pastdue Amounts”);

WHEREAS, the Company has agreed to make certain payments as set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Each of VOFSPVI, PSource, VUSSPVI and the Company consent to the deferral of the Monthly Amount (i.e. $100,000.00) under the September 2006 Convertible Note otherwise due on September 2, 2008 (the “Deferred Amount”) on the terms, and subject to the conditions, set forth herein.

2. The Company hereby covenants and agrees that the Deferred Amount and the Pastdue Amounts equaling $19,041.83 shall be payable in full on the earlier of (i) the date that the Company receives any payment resulting from or pertaining to any past or current litigation involving the Company or (ii) November 1, 2008.

3. From and after October 1, 2008, regularly scheduled amortizing Monthly Amounts required pursuant to the terms of the September 2006 Convertible Note will be due and payable per the terms and on the date set forth in the September 2006 Convertible Note.

4. In consideration of the Holders agreement to the transactions contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to pay to the Holders the aggregate sum of $35,000.00 as additional interest (“Additional Interest”) with respect to the outstanding principal amount evidenced by the September 2006 Convertible Note. The Additional Interest shall be deemed fully earned on the date hereof and shall be paid ratably to the Holders of the September 2006 Convertible Note ($5,179.62 to VOFSPVI, $1,365.43 to VUSSPVI, $28,454.96 to PSource), at such time as the Company is required to repay all of the outstanding principal balance evidenced by the September 2006 Convertible Note, whether at the Maturity Date, upon acceleration, prepayment or otherwise. The parties hereby agree that the fair market value of the Additional Interest (as reasonably determined by the parties) received by the Holders in consideration of the amendments herein made by the Holders hereunder is hereby designated as additional interest. The parties hereto further agree to file all applicable tax returns in accordance with such characterizations set forth above, treating each obligation to each Holder as a separate obligation, and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall, or shall be deemed to, modify or impair in any manner whatsoever the Company’s obligations from time to time owing to the Holders under the Loan Documents.

5. The Company hereby further consents and agrees to provide the Agent, no later than September 15, 2008, with written documentation indicating the hiring of an advisor to help the Company pursue strategic alternatives, including but not limited to, a potential sale of the Company.

6. The amendments set forth above shall be effective as of the date first above written (the “Amendment Effective Date”) if each of the Company, the Holders and the Agent shall have duly executed this Amendment and the Company shall have delivered to the Agent its respective counterpart to this Amendment.

7. Except as specifically set forth in this Amendment or as previously agreed to in writing by the appropriate parties, there are no other amendments, modifications or waivers to the Loan Documents, and all other forms, terms and provisions of the Loan Documents remain in full force and effect.

8. The Company hereby represents and warrants to the Holders that (i) after giving effect to this Amendment, no Event of Default (as defined in the Loan Documents) exists on the date hereof, (ii) on the date hereof, after giving effect to this Amendment, all representations and warranties made by the Company in connection with the Loan Documents, as amended, modified or supplemented continues to be true, correct and complete as of the first date given and (iii) on the date hereof, after giving effect to this Amendment, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

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9. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[signature page follows]

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IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:		HOLDERS:

Windswept Environmental Group, Inc.		Valens Offshore SPV I, Ltd. By: Valens Capital Management, LLC, its investment manager

By:	/s/ Michael O’Reilly	By:	/s/ Scott Bluestein
Name:	Michael O’Reilly	Name:	Scott Bluestein
Title:	President	Title:	Authorized Signatory

Valens U.S. SPV I, LLC By: Valens Capital Management, LLC, its investment manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	/s/ Soondra Appavoo
Name:	Soondra Appavoo
Title:	Managing Director, PSource Capital Limited, its Investment Consultant

AGENT:

LV Administrative Service, Inc. as Agent

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

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AGREED AND ACKNOWLEDGED:

TRADE-WINDS ENVIRONMENTAL RESTORATION INC.

By:	/s/ Michael O’Reilly
Name:	Michael O’Reilly
Title:	President

NORTH ATLANTIC LABORATORIES, INC.

By:	/s/ Michael O’Reilly
Name:	Michael O’Reilly
Title:	President

ENVIRONMENTAL RESTORATION, INC.

By:	/s/ Michael O’Reilly
Name:	Michael O’Reilly
Title:	President

RESTORENET, INC.

By:	/s/ Michael O’Reilly
Name:	Michael O’Reilly
Title:	President

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EXHIBIT 10.2

LETTER AGREEMENT

September 3, 2008

Valens U.S. SPV I, LLC
Valens Offshore SPV I, Ltd.
PSource Structured Debt Limited
LV Administrative Services, Inc., as agent
c/o Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017

Ladies and Gentlemen:

Reference is made to (a) the Securities Purchase Agreement, dated as of June 30, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”), by and among WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation (“Company”), VALENS U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), as assignee of Laurus Master Fund, Ltd. (“Laurus”), VALENS OFFSHORE SPV I, LTD., a Cayman Islands company (“Valens Offshore”), as assignee of Laurus, and PSOURCE STRUCTURED DEBT LIMITED, a Guernsey company (“PSource” and, together with Valens U.S. and Valens Offshore as assignees of Laurus Master Fund, Ltd., collectively, the “Purchasers”), as assignee of Laurus, (b) the Second Amended and Restated Secured Term Note, dated as of April 17, 2007 (as amended, restated, modified and/or supplemented from time to time, the “Secured Term Note”), made by the COMPANY in favor of the PURCHASERS, as assignees of Laurus, (c) the Amended and Restated Secured Convertible Term Note, dated as of October 6, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Secured Convertible Term Note” and, together with the Secured Term Note, the “Existing Notes”), made by the COMPANY in favor of the PURCHASERS, as assignees of Laurus, (d) the Master Security Agreement, dated as of June 30, 2005, among the COMPANY, TRADE-WINDS ENVIRONMENTAL GROUP, INC. (“Tradewinds”), NORTH ATLANTIC LABORATORIES, INC. (“North Atlantic”), ENVIRONMENTAL RESTORATION, INC. (“Environmental Restoration, Inc.”) and RESTORENET, INC. (“Restorenet” and, together with Tradewinds, North Atlantic, Environmental Restoration, collectively, the “Subsidiaries”) and the PURCHASERS, as assignees of Laurus (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”), (e) the Subsidiary Guaranty, dated as of June 30, 2005, by the Subsidiaries in favor of the Purchasers, as assignees of Laurus (as amended, modified or supplemented from time to time, the “Guaranty”), and (f) the Reaffirmation and Ratification Agreements, dated as of January 12, 2007, April 17, 2007 and July 17, 2007, by the Company, Trade-Winds and North Atlantic (as amended, restated, modified and/or supplemented from time to time the “Reaffirmation Agreements” and, together with the Purchase Agreement, the Existing Notes, the Security Agreement, the Guaranty and all other ancillary documents, instruments and agreements executed in connection therewith, each an “Existing Agreement” and collectively, the “Existing Agreements). Defined terms used in this letter agreement (the “Letter Agreement”) but not otherwise defined in this Letter Agreement shall have the meanings ascribed to those terms in the Purchase Agreement.

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To induce Purchasers to, among other things, continue to provide financial accommodations to the Companies and, more specifically, to agree to the terms of (a) the Demand Note, dated as of the date hereof, in the principal amount of $9,948 in favor of Valens U.S., (b) the Demand Note, dated as of the date hereof, in the principal amount of $37,737 in favor of Valens Offshore and (c) the Demand Note, dated as of the date hereof, in the principal amount of $207,315 in favor of PSource (collectively, the “Demand Notes”), each of the undersigned (other than the Purchasers and Agent) hereby:

(a) acknowledges, ratifies and confirms that the Purchasers have made several term loans to the Company (the “Original Term Loans”) and such Original Term Loans are evidenced by the Existing Notes;

(b) acknowledges, ratifies and confirms that, as of the date hereof, the aggregate outstanding principal amount of the Original Term Loans is $6,320,028.14;

(c) acknowledges, ratifies and confirms that on the date hereof (the “Closing Date”), subject to the terms and conditions set forth herein and in the New Agreements (as defined below), the Purchasers shall make an additional advance to the Company in an aggregate amount equal to Two Hundred and Fifty Thousand Dollars ($250,000) (the “Additional Advances”). The Additional Advances shall be evidenced by the Demand Notes. Each of the Company and the Subsidiaries (collectively, the “Security Parties”) hereby acknowledge and agree that the Purchasers’ obligation to purchase the Demand Notes on the Closing Date shall be contingent upon the satisfaction (or waiver by LV Administrative Services, Inc., as agent for the Purchasers, the “Agent”) of the items and matters set forth in the closing checklist provided by the Agent to the Security Parties on or prior to the Closing Date;

(d) acknowledges, ratifies and confirms that in consideration of the Purchasers’ agreement to make the Additional Advance, (i) the Company shall issue the Demand Notes to the Purchasers and (ii) the Company shall pay to Valens Capital Management, LLC, the investment manager of the Purchasers (“VCM”), a non-refundable payment in an amount equal to Three Thousand Seven Hundred Fifty Dollars ($3,750), plus reasonable expenses (including legal fees and expenses) incurred in connection with the entering into of this Letter Agreement and the ancillary documents, and expenses incurred in connection with VCM’s due diligence review of the Company and its Subsidiaries) and all related matters. Each of the foregoing payments in clause (ii) above shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

(e) represents and warrants to the Agent and the Purchasers that it has reviewed and approved the terms and provisions of the Demand Notes, this Letter Agreement, the Guaranty by Michael O’Reilly (“Principal”) in favor of the Purchasers and Agent, dated as of the date hereof (as amended, restated, modified and/or supplemented from time to time, the “Individual Guaranty”) and all documents, instruments and agreements executed in connection herewith and therewith (together the “New Agreements);

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(f) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Existing Agreements to which it is a party are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the New Agreements;

(g) acknowledges, ratifies and confirms that the defined term “Obligations” under each of the Purchase Agreement and the Related Agreements include, without limitation, all obligations and liabilities of the Security Parties under the New Agreements and the Existing Agreements, as applicable, and all other obligations and liabilities of each of the undersigned to each Purchaser and Agent (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent (collectively, the “Obligations”);

(h) acknowledges, ratifies and confirms that the New Agreements (i) are “Documents” under, and as defined in, the Security Agreement and the Guaranty and (ii) “Related Agreements” under, and as defined in, the Purchase Agreement.

(i) acknowledges and confirms that (i) the occurrence of a breach and/or an Event of Default under any of the New Agreements shall constitute a breach and/or an Event of Default under the Existing Agreements and (ii) the occurrence of a breach and/or an Event of Default under any of the Existing Agreements shall constitute a breach and/or an Event of Default under the New Agreements;

(j) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned’s obligations under any of the Existing Agreements;

(k) acknowledges, ratifies and confirms (i) that the security interest grants to Laurus set forth in the Existing Agreements extend to each Purchaser, as assignees of Laurus, and to Agent, as agent for each Purchaser, (ii) that the grant by each Security Party to the Purchasers and Agent of a security interest under the Existing Agreements extends to and covers all assets (including, without limitation, the equity interests owned by such Security Party) of each Security Party as more specifically set forth in the Existing Agreements and the New Agreements, as applicable (the “Security Interest Grants”), (iii) that the Security Interest Grants secure all Obligations, and (iv) that each Purchaser and Agent have all rights and remedies of a secured creditor under the Existing Agreements, New Agreement and applicable law. To the extent not otherwise granted by the terms of the Existing Agreements, each Security Party grants to each Purchaser and Agent, as agent for each Purchaser, a security interest in all cash, cash equivalents, accounts, accounts receivable, deposit accounts, inventory, equipment, goods, fixtures, documents, instruments (including, without limitation, promissory notes and equity securities), contract rights, general intangibles (including, without limitation, payment intangibles), chattel paper, supporting obligations, investment property, letter-of-credit rights, trademarks, trademark applications, tradestyles, patents, patent applications, copyrights, copyright applications and other intellectual property in which each Security Party now has or hereafter may acquire any right, title or interest, all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor;

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(l) represents and warrants that (i) all of the representations made by or on behalf of the Security Parties in the Existing Agreements to which it is a party are true and correct in all material respects on and as of the date hereof; (ii) the Security Parties have the corporate power and authority to execute and deliver the New Agreements; (iii) all corporate action on the part of the Security Parties (including their respective officers and directors) necessary for the authorization of the New Agreements, the performance of all obligations of the Security Parties hereunder and thereunder and, the authorization, sale, issuance and delivery of the Demand Notes has been taken; and (iv) the New Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Security Party; and

(m) releases, remises, acquits and forever discharges each Purchaser and its respective employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Letter Agreement, the Existing Agreements, the New Agreements and any other document, instrument or agreement made by the undersigned in favor of a Purchaser.

Each party hereto agrees and acknowledges that the Agent shall maintain, or cause to be maintained, for this purpose only as agent of the Company, (i) a copy of each assignment agreement delivered to it and (ii) a book entry system, within the meaning of U.S. Treasury Regulation Sections 15f.103-1(c) and 1.871-14(c) (the “Register”), in which it will register the name and address of each Purchaser and the name and address of each assignee of each Purchaser under this Letter Agreement and the Purchase Agreement, and the principal amount of, and stated interest on, the Existing Notes and Demand Notes owing to each such Purchaser and assignee pursuant to the terms hereof and each assignment agreement. The right, title and interest of the Purchasers and their assignees in and to such Existing Notes and Demand Notes shall be transferable only upon notation of such transfer in the Register, and no assignment thereof shall be effective until recorded therein. The Security Parties, the Purchasers and the Agent shall treat each person whose name is recorded in the Register as a Purchaser pursuant to the terms hereof and under the Purchase Agreement as a Purchaser and owner of an interest in the Obligations hereunder and thereunder for all purposes of this Letter Agreement and the Purchase Agreement, notwithstanding notice to the contrary or any notation of ownership or other writing or any Note. The Register shall be available for inspection by the Security Parties or any Purchaser, at any reasonable time and from time to time, upon reasonable prior notice.

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Principal shall deliver to Agent (in the case of the following clause “(a)”, on or prior to the execution of this Letter Agreement, and in the case of the following clause “(b)”, on or prior to the delivery to Agent of a security agreement in form and substance acceptable to Agent covering the vessel referenced in such clause “(b)”), in form and substance satisfactory to Agent, endorsements to each and every insurance policy (the “Insurance Policies”) covering (a) the recreational motor vessel DORADO, of about 19 gross and 15 net tons, length about 38.2 feet, built in 1985 at Owings MD and duly documented under the laws of the United States with official number 699081 (the “Dorado”) and (b) each other vessel owned by Principal, including without limitation the New York State titled vessel (collectively, with the Dorado, the “Vessels”) naming Agent, on behalf of the Purchasers, as an additional insured and a lender loss payee. Principal irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent), so long as the Obligations (as defined in the Individual Guaranty) remain outstanding as Principal’s true and lawful agent and attorney in fact for the purpose of making, settling and adjusting claims under such Insurance Policies, endorsing the name of Principal on any check or other item of payment for the proceeds of such Insurance Policies and for making all determinations and decisions with respect to such Insurance Policies. Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Principal shall promptly notify Agent of any loss, damage, or destruction to the Vessels, whether or not covered by an Insurance Policy. If Principal receives any proceeds from such Insurance Policies (the “Proceeds”), Principal shall promptly remits such Proceeds to Agent. After deducting from such Proceeds the expenses (including reasonable attorneys’ fees) incurred by Agent in the collection or handling thereof, Agent may, at its option, make such remaining Proceeds available to Principal to replace, repair, restore or rebuild the Vessel that was damaged or destroyed. If such Vessel is replaced, the Principal shall enter into all such documents, instruments and agreements as Agent shall require to evidence the grant by Principal to Agent, as agent for the Purchasers, of a first priority perfected security interest in such replacement vessel. All Proceeds at any time held by Agent which are not otherwise made available to Principal hereunder (the “Cash Collateral Amount”) shall be held by Agent as cash collateral to secure the Obligations (as defined in the Individual Guaranty). Agent, as agent for Purchasers, is hereby granted a security interest in the Cash Collateral Amount and Agent is authorized, without any prior notice or demand, to debit the Cash Collateral Amount to pay any amount due with respect to the Obligations (as defined in the Individual Guaranty). Upon the payment in full of the Obligations (as defined in the Individual Guaranty), the Agent will remit to Principal (or otherwise as a court of competent jurisdiction shall direct), the amount, if any, of the Cash Collateral Amount then held by the Agent.

This Letter Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all which when taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank.]

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This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

TRADE-WINDS ENVIRONMENTAL GROUP, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

NORTH ATLANTIC LABORATORIES, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

ENVIRONMENTAL RESTORATION, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

RESTORENET, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

SIGNATURE PAGE TO
LETTER AGREEMENT

/s/ Michael O’Reilly
Michael O’Reilly, Individually

STATE OF New York	)
): ss.:
COUNTY OF Suffolk	)

On the 3rd day of September, 2008, before me personally came Michael O’Reilly to me known, who being by me duly sworn, did depose and say that he has read the foregoing instrument and is fully familiar with the contents thereof; that he signed his name thereto of his own free will and volition.

Mary E. Dunn
Notary Public

Mary E. Dunn
Notary Public, State of New York
No. 01DU6190448
Qualified In Suffolk County
Commission Expires 07/28/2012

ACCEPTED AND AGREED TO:

AGENT:

LV ADMINISTRATIVE SERVICES, INC.

By:	/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

PURCHASERS:

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC,
its investment manager

By:	/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

VALENS OFFSHORE SPV I, LTD.

By:	Valens Capital Management, LLC,
its investment manager

By:	/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By:	/s/ Soondra Appavoo
Name: Soondra Appavoo
Title: Managing Director, PSource Capital Limited, its investment manager

EXHIBIT 10.3

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION CONCERNING THE ISSUE PRICE, THE AMOUNT OF OID, AND THE YIELD TO MATURITY, PLEASE CONTACT MICHAEL O’REILLY, PRESIDENT OF THE COMPANY, AT (631) 289-5500 WHO WILL PROMPTLY MAKE THIS INFORMATION AVAILABLE UPON REQUEST.

DEMAND NOTE

$9,948.00	Dated as of September 3, 2008
New York, New York

FOR VALUE RECEIVED, Windswept Environmental Group, Inc., a Delaware corporation (the “Maker”), promises to pay to Valens U.S. SPV I, LLC (the “Payee”), ON DEMAND, at 335 Madison Avenue, 10th Floor, New York, New York 10017, or at such other place as may be designated in writing by the holder of this Note, the principal sum of NINE THOUSAND NINE HUNDRED FORTY EIGHT DOLLARS ($9,948.00) DOLLARS, together with interest on the unpaid principal balance computed from the date hereof at 20% per annum, which sum shall be payable in lawful money of the United States of America. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

DEFAULT INTEREST. In addition to any late payment charge which may be due under this Note, if the principal indebtedness is not paid in full when due, the Maker shall thereafter, pay interest on the principal sum then remaining unpaid from the due date until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the rate initially payable hereunder plus 4%; provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Maker may by law pay.

AUTHORITY. The Maker (and the undersigned representatives of the Maker, if any) represents that the Maker has full power, authority and legal right to execute and deliver this Note, and that this Note constitutes a valid and binding obligation of the Maker.

DEFINED TERMS. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include, respectively, their respective successors and assigns; provided, however, that the Maker shall in no event or under any circumstance have the right to assign or transfer its obligations under this Note or the related documents, in whole or in part, to any other person, party or entity.

HEADINGS, ETC. The headings and captions of the numbered paragraphs of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

ENFORCEABILITY. The Maker acknowledges that this Note and the Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the Maker under this Note or the obligations of any other person or party relating to this Note. This Note and the instruments and documents referred to herein (collectively and as the same may be amended or otherwise modified from time to time, the “Documents”) set forth the entire agreement and understanding of the Payee and the Maker, and the Maker absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Maker hereunder or thereunder, or the obligations of any other person or party relating hereto or thereto or to the obligations of the Maker hereunder or thereunder or otherwise in any action or proceeding brought by the Payee to collect the Note, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests of the Payee in any collateral (provided, however, that the foregoing shall not be deemed a waiver of the Maker's right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Maker’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Payee in any separate action or proceeding). The Maker acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of the Maker under this Note, except those specifically set forth in this Note and the instruments and documents being signed concurrently herewith.

WAIVER. The Maker waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and consents to any or all delays, extensions of time, renewals, release of any party to any document related to this Note and of any available security therefor, and any and all waivers or modifications that may be granted or consented to by the Payee with regard to the time of payment or with respect to any other provisions of any of the Documents, and agrees that no such action, delay or failure to act on the part of the Payee shall be construed as a waiver by the Payee of, or otherwise affect, in whole or in part, its right to avail itself of any remedy with respect thereto. No notice to or demand on the Maker shall be deemed to be a waiver of the obligation of the Maker or of the right of the Payee to take further action without further notice or demand as provided in any of the Documents.

SECURITY INTEREST. The obligations under this Note shall constitute an “Obligation” as such term is defined in the Master Security Agreement, dated as of June 30, 2005, by and among the Maker, Trade-Winds Environmental Group, Inc., North Atlantic Laboratories, Inc., Environmental Restoration, Inc., Restorenet, Inc., the Payee (as assignee of Laurus), Valens Offshore SPV I, Ltd. (as assignee of Laurus) and PSource Structured Debt Limited (as assignee of Laurus) (as amended, restated, modified and/or supplemented from time to time, the “Master Security Agreement”) and shall be secured by liens and the security interests in the Collateral as such term is defined in the Master Security Agreement.

AMENDMENTS. This Note may not be modified, amended, changed or terminated orally, except by an agreement in writing signed by the Maker and the Payee. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Payee and, if so given by the Payee, shall only be effective in the specific instance in which given.

GOVERNING LAW. This Note is and shall be deemed entered into in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

REGISTERED OBLIGATION. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in the Letter Agreement, dated as of the date hereof, by the Maker, Michael O’Reilly, individually, certain subsidiaries of the Maker, the Payee and certain affiliates of the Payee (the “Letter Agreement”). Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Maker of this Note to the new holder or the issuance by the Maker of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with the Letter Agreement.

IN WITNESS WHEREOF, the Maker has duly executed this Note the day and year first above written.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

EXHIBIT 10.3

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION CONCERNING THE ISSUE PRICE, THE AMOUNT OF OID, AND THE YIELD TO MATURITY, PLEASE CONTACT MICHAEL O’REILLY, PRESIDENT OF THE COMPANY, AT (631) 289-5500 WHO WILL PROMPTLY MAKE THIS INFORMATION AVAILABLE UPON REQUEST.

DEMAND NOTE

$37,737.00	Dated as of September 3, 2008
New York, New York

FOR VALUE RECEIVED, Windswept Environmental Group, Inc., a Delaware corporation (the “Maker”), promises to pay to Valens Offshore SPV I, Ltd. (the “Payee”), ON DEMAND, at 335 Madison Avenue, 10th Floor, New York, New York 10017, or at such other place as may be designated in writing by the holder of this Note, the principal sum of THIRTY-SEVEN THOUSAND SEVEN HUNDRED THIRTY SEVEN DOLLARS ($37,737.00) DOLLARS, together with interest on the unpaid principal balance computed from the date hereof at 20% per annum, which sum shall be payable in lawful money of the United States of America. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

DEFAULT INTEREST. In addition to any late payment charge which may be due under this Note, if the principal indebtedness is not paid in full when due, the Maker shall thereafter, pay interest on the principal sum then remaining unpaid from the due date until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the rate initially payable hereunder plus 4%; provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Maker may by law pay.

AUTHORITY. The Maker (and the undersigned representatives of the Maker, if any) represents that the Maker has full power, authority and legal right to execute and deliver this Note, and that this Note constitutes a valid and binding obligation of the Maker.

DEFINED TERMS. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include, respectively, their respective successors and assigns; provided, however, that the Maker shall in no event or under any circumstance have the right to assign or transfer its obligations under this Note or the related documents, in whole or in part, to any other person, party or entity.

HEADINGS, ETC. The headings and captions of the numbered paragraphs of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

ENFORCEABILITY. The Maker acknowledges that this Note and the Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the Maker under this Note or the obligations of any other person or party relating to this Note. This Note and the instruments and documents referred to herein (collectively and as the same may be amended or otherwise modified from time to time, the “Documents”) set forth the entire agreement and understanding of the Payee and the Maker, and the Maker absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Maker hereunder or thereunder, or the obligations of any other person or party relating hereto or thereto or to the obligations of the Maker hereunder or thereunder or otherwise in any action or proceeding brought by the Payee to collect the Note, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests of the Payee in any collateral (provided, however, that the foregoing shall not be deemed a waiver of the Maker's right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Maker’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Payee in any separate action or proceeding). The Maker acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of the Maker under this Note, except those specifically set forth in this Note and the instruments and documents being signed concurrently herewith.

WAIVER. The Maker waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and consents to any or all delays, extensions of time, renewals, release of any party to any document related to this Note and of any available security therefor, and any and all waivers or modifications that may be granted or consented to by the Payee with regard to the time of payment or with respect to any other provisions of any of the Documents, and agrees that no such action, delay or failure to act on the part of the Payee shall be construed as a waiver by the Payee of, or otherwise affect, in whole or in part, its right to avail itself of any remedy with respect thereto. No notice to or demand on the Maker shall be deemed to be a waiver of the obligation of the Maker or of the right of the Payee to take further action without further notice or demand as provided in any of the Documents.

SECURITY INTEREST. The obligations under this Note shall constitute an “Obligation” as such term is defined in the Master Security Agreement, dated as of June 30, 2005, by and among the Maker, Trade-Winds Environmental Group, Inc., North Atlantic Laboratories, Inc., Environmental Restoration, Inc., Restorenet, Inc., Valens U.S. SPV I, LLC (as assignee of Laurus), the Payee (as assignee of Laurus) and PSource Structured Debt Limited (as assignee of Laurus) (as amended, restated, modified and/or supplemented from time to time, the “Master Security Agreement”) and shall be secured by liens and the security interests in the Collateral as such term is defined in the Master Security Agreement.

AMENDMENTS. This Note may not be modified, amended, changed or terminated orally, except by an agreement in writing signed by the Maker and the Payee. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Payee and, if so given by the Payee, shall only be effective in the specific instance in which given.

GOVERNING LAW. This Note is and shall be deemed entered into in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

REGISTERED OBLIGATION. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in the Letter Agreement, dated as of the date hereof, by the Maker, Michael O’Reilly, individually, certain subsidiaries of the Maker, the Payee and certain affiliates of the Payee (the “Letter Agreement”). Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Maker of this Note to the new holder or the issuance by the Maker of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with the Letter Agreement.

IN WITNESS WHEREOF, the Maker has duly executed this Note the day and year first above written.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

EXHIBIT 10.3

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR INFORMATION CONCERNING THE ISSUE PRICE, THE AMOUNT OF OID, AND THE YIELD TO MATURITY, PLEASE CONTACT MICHAEL O’REILLY, PRESIDENT OF THE COMPANY, AT (631) 289-5500 WHO WILL PROMPTLY MAKE THIS INFORMATION AVAILABLE UPON REQUEST.

DEMAND NOTE

$207,315.00	Dated as of September 3, 2008
New York, New York

FOR VALUE RECEIVED, Windswept Environmental Group, Inc., a Delaware corporation (the “Maker”), promises to pay to PSource Structured Debt Limited (the “Payee”), ON DEMAND, at 335 Madison Avenue, 10th Floor, New York, New York 10017, or at such other place as may be designated in writing by the holder of this Note, the principal sum of TWO HUNDRED SEVEN THOUSAND THREE HUNDRED FIFTEEN DOLLARS ($207,315.00) DOLLARS, together with interest on the unpaid principal balance computed from the date hereof at 20% per annum, which sum shall be payable in lawful money of the United States of America. Interest shall be calculated on the basis of the actual number of days elapsed over a year of 360 days.

DEFAULT INTEREST. In addition to any late payment charge which may be due under this Note, if the principal indebtedness is not paid in full when due, the Maker shall thereafter, pay interest on the principal sum then remaining unpaid from the due date until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the rate initially payable hereunder plus 4%; provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Maker may by law pay.

AUTHORITY. The Maker (and the undersigned representatives of the Maker, if any) represents that the Maker has full power, authority and legal right to execute and deliver this Note, and that this Note constitutes a valid and binding obligation of the Maker.

DEFINED TERMS. Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include, respectively, their respective successors and assigns; provided, however, that the Maker shall in no event or under any circumstance have the right to assign or transfer its obligations under this Note or the related documents, in whole or in part, to any other person, party or entity.

HEADINGS, ETC. The headings and captions of the numbered paragraphs of this Note are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

ENFORCEABILITY. The Maker acknowledges that this Note and the Maker's obligations under this Note are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the Maker under this Note or the obligations of any other person or party relating to this Note. This Note and the instruments and documents referred to herein (collectively and as the same may be amended or otherwise modified from time to time, the “Documents”) set forth the entire agreement and understanding of the Payee and the Maker, and the Maker absolutely, unconditionally and irrevocably waives any and all right to assert any set-off, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of the Maker hereunder or thereunder, or the obligations of any other person or party relating hereto or thereto or to the obligations of the Maker hereunder or thereunder or otherwise in any action or proceeding brought by the Payee to collect the Note, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests of the Payee in any collateral (provided, however, that the foregoing shall not be deemed a waiver of the Maker's right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Maker’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Payee in any separate action or proceeding). The Maker acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of the Maker under this Note, except those specifically set forth in this Note and the instruments and documents being signed concurrently herewith.

WAIVER. The Maker waives presentment, demand for payment, notice of dishonor and any or all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and consents to any or all delays, extensions of time, renewals, release of any party to any document related to this Note and of any available security therefor, and any and all waivers or modifications that may be granted or consented to by the Payee with regard to the time of payment or with respect to any other provisions of any of the Documents, and agrees that no such action, delay or failure to act on the part of the Payee shall be construed as a waiver by the Payee of, or otherwise affect, in whole or in part, its right to avail itself of any remedy with respect thereto. No notice to or demand on the Maker shall be deemed to be a waiver of the obligation of the Maker or of the right of the Payee to take further action without further notice or demand as provided in any of the Documents.

SECURITY INTEREST. The obligations under this Note shall constitute an “Obligation” as such term is defined in the Master Security Agreement, dated as of June 30, 2005, by and among the Maker, Trade-Winds Environmental Group, Inc., North Atlantic Laboratories, Inc., Environmental Restoration, Inc., Restorenet, Inc., Valens U.S. SPV I, LLC (as assignee of Laurus), Valens Offshore SPV I, Ltd. (as assignee of Laurus) and the Payee (as assignee of Laurus) (as amended, restated, modified and/or supplemented from time to time, the “Master Security Agreement”) and shall be secured by liens and the security interests in the Collateral as such term is defined in the Master Security Agreement.

AMENDMENTS. This Note may not be modified, amended, changed or terminated orally, except by an agreement in writing signed by the Maker and the Payee. No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by the Payee and, if so given by the Payee, shall only be effective in the specific instance in which given.

GOVERNING LAW. This Note is and shall be deemed entered into in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

REGISTERED OBLIGATION. This Note shall be registered (and such registration shall thereafter be maintained) as set forth in the Letter Agreement, dated as of the date hereof, by the Maker, Michael O’Reilly, individually, certain subsidiaries of the Maker, the Payee and certain affiliates of the Payee (the “Letter Agreement”). Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Maker of this Note to the new holder or the issuance by the Maker of a new instrument to the new holder or (ii) registration of such holder as an assignee in accordance with the Letter Agreement.

IN WITNESS WHEREOF, the Maker has duly executed this Note the day and year first above written.

WINDSWEPT ENVIRONMENTAL GROUP, INC.

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

EXHIBIT 10.4

GUARANTY

New York, New York	September 3, 2008

FOR VALUE RECEIVED, and in consideration of note purchases from, loans made or to be made or credit otherwise extended or to be extended by the Purchasers (as defined below) to or for the account of Windswept Environmental Group, Inc., a Delaware corporation (the “Company”), from time to time and at any time and for other good and valuable consideration and to induce the Purchasers, in their discretion, to purchase such notes, make such loans or other extensions of credit and to make or grant such renewals, extensions, releases of collateral or relinquishments of legal rights as Valens U.S. SPV I, LLC, Valens Offshore SPV I, Ltd., PSource Structured Debt Limited (collectively, the “Purchasers”) and LV Administrative Services, Inc., as agent (the “Agent” and, together with the Purchasers, collectively, the “Creditor Parties”) may deem advisable, the undersigned (“Guarantor” or “the undersigned”) unconditionally guaranties to the Creditor Parties, their successors, endorsees and assigns the prompt payment when due (whether by acceleration or otherwise) of all present and future obligations and liabilities of any and all kinds of the Company to the Creditor Parties arising under, out of, or in connection with the Demand Notes (as amended, supplemented or otherwise modified from time to time), as defined in that certain Letter Agreement (the “Letter Agreement”, and together with the Demand Notes and the other documents, instruments and agreements executed in connection therewith, the “Documents”), dated as of the date hereof, by the Company, various subsidiaries of the Company, Michael O’Reilly, individually, and the Creditor Parties (the “Obligations”), and irrespective of the genuineness, validity, regularity or enforceability of such Obligations, or of any instrument evidencing any of the Obligations or of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against the Company under Title 11, United States Code, including, without limitation, obligations or indebtedness of the Company for post-petition interest, fees, costs and charges that would have accrued or been added to the Obligations but for the commencement of such case. Terms not otherwise defined herein shall have the meaning assigned such terms in the Demand Notes, the Letter Agreement or the Securities Purchase Agreement, among the Company and the Purchasers, as assignees of Laurus Master Fund, Ltd., dated as of June 30, 2005, as amended, supplemented or otherwise modified from time to time, as applicable.

In furtherance of the foregoing, the undersigned hereby agrees as follows:

1. No Impairment. The Creditor Parties may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the undersigned, extend the time of payment of, exchange or surrender any collateral for, renew or extend any of the Obligations or increase or decrease the interest rate thereon, or any other agreement with the Company or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between any Creditor Party and the Company or any such other party or person, or make any election of rights the Creditor Parties may deem desirable under the United States Bankruptcy Code, as amended, or any other federal or state bankruptcy, reorganization, moratorium or insolvency law relating to or affecting the enforcement of creditors’ rights generally (any of the foregoing, an “Insolvency Law”) without in any way impairing or affecting this Guaranty. This Guaranty shall be effective regardless of the subsequent incorporation, merger or consolidation of the Company, or any change in the composition, nature, personnel or location of the Company and shall extend to any successor entity to the Company, including a debtor in possession or the like under any Insolvency Law.

1

2. Guaranty Absolute. Subject to Section 5(b) hereof, the undersigned guarantees that the Obligations will be paid strictly in accordance with the terms of the Documents and/or any other document, instrument or agreement creating or evidencing the Obligations, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Company with respect thereto. The undersigned acknowledges that (i) no oral representations, including any representations to extend credit or provide other financial accommodations to the Company, have been made by any Creditor Party to induce the undersigned to enter into this Guaranty and (ii) any extension of credit to the Company shall be governed solely by the provisions of the Documents. The liability of the undersigned under this Guaranty shall be absolute and unconditional, in accordance with its terms, and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Documents or any other instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (b) any lack of validity or enforceability of any Document or other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof, (c) any furnishing of any additional security to the Creditor Parties or their assignees or any acceptance thereof or any release of any security by the Creditor Parties or their assignees, (d) any limitation on any party’s liability or obligation under the Documents or any other documents, instruments or agreements relating to the Obligations or any assignment or transfer of any thereof or any invalidity or unenforceability, in whole or in part, of any such document, instrument or agreement or any term thereof, (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Company, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not the undersigned shall have notice or knowledge of any of the foregoing, (f) any exchange, release or nonperfection of any collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Obligations or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the undersigned. Any amounts due from the undersigned to the Creditor Parties shall bear interest until such amounts are paid in full at the highest rate then applicable to the Obligations. Obligations include post-petition interest whether or not allowed or allowable.

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3. Waivers.

(a)This Guaranty is a guaranty of payment and not of collection. The Creditor Parties shall be under no obligation to institute suit, exercise rights or remedies or take any other action against the Company or any other person or entity liable with respect to any of the Obligations or resort to any collateral security held by it to secure any of the Obligations as a condition precedent to the undersigned being obligated to perform as agreed herein and the Guarantor hereby waives any and all rights which it may have by statute or otherwise which would require the Creditor Parties to do any of the foregoing. Guarantor further consents and agrees that the Creditor Parties shall be under no obligation to marshal any assets in favor of Guarantor, or against or in payment of any or all of the Obligations. The undersigned hereby waives all suretyship defenses and any rights to interpose any defense, counterclaim or offset of any nature and description which the undersigned may have or which may exist between and among any Creditor Party, the Company and/or the undersigned with respect to the undersigned’s obligations under this Guaranty, or which the Company may assert on the underlying debt, including but not limited to failure of consideration, breach of warranty, fraud, payment (other than cash payment in full of the Obligations), statute of frauds, bankruptcy, infancy, statute of limitations, accord and satisfaction, and usury.

(b)The undersigned further waives (i) notice of the acceptance of this Guaranty, of the making of any such loans or extensions of credit, and of all notices and demands of any kind to which the undersigned may be entitled, including, without limitation, notice of adverse change in the Company’s financial condition or of any other fact which might materially increase the risk of the undersigned and (ii) presentment to or demand of payment from anyone whomsoever liable upon any of the Obligations, protest, notices of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.

(c)Notwithstanding any payment or payments made by the undersigned hereunder, or any setoff or application of funds of the undersigned by any Creditor Party, the undersigned shall not be entitled to be subrogated to any of the rights of such Creditor Party against the Company or against any collateral or guarantee or right of offset held by such Creditor Party for the payment of the Obligations, nor shall the undersigned seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by the undersigned hereunder, until all amounts owing to the Creditor Parties by the Company on account of the Obligations are indefeasibly paid in full and the Purchasers’ obligation to extend credit pursuant to the Documents has been irrevocably terminated. If, notwithstanding the foregoing, any amount shall be paid to the undersigned on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full and the Purchasers’ obligation to extend credit pursuant to the Documents shall not have been terminated, such amount shall be held by the undersigned in trust for the Creditor Parties, segregated from other funds of the undersigned, and shall forthwith upon, and in any event within two (2) business days of, receipt by the undersigned, be turned over to the Agent in the exact form received by the undersigned (duly endorsed by the undersigned to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine, subject to the provisions of the Documents. Any and all present and future debts, obligations and liabilities of the Company to the undersigned are hereby waived and postponed in favor of, and subordinated to the full payment and performance of, all present and future debts and Obligations of the Company to the Creditor Parties.

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4. Non-Recourse. Notwithstanding anything to the contrary contained in this Guaranty, the Creditor Parties’ recourse under this Guaranty shall be solely limited to (a) the enforcement of the Creditor Parties’ rights under the First Preferred Ship Mortgage, in favor of the Agent, as agent for the Purchasers, as the same may be modified from time to time, and any other documents or instruments in favor of any Creditor Party pursuant to which the Guarantor grants a security interest in one or more vessels owned by the Guarantor plus (b) any and all costs and expenses incurred by any Creditor Party (including, without limitation, all reasonable fees and disbursements of counsel) in enforcing any rights under, and/or defending any action instituted by the undersigned challenging the enforcement by any Creditor Party of its rights under this Guaranty.

5. Representations and Warranties. The undersigned hereby represents and warrants (all of which representations and warranties shall survive until all Obligations are indefeasibly satisfied in full and the Documents have been irrevocably terminated), that:

(a)Legal Capacity. The undersigned has full legal capacity to execute and deliver this Guaranty and to perform the obligations of the undersigned under this Guaranty.

(b)Legal, Valid and Binding Character. This Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor’s rights and general principles of equity that restrict the availability of equitable or legal remedies.

(c)Violations. The execution, delivery and performance of this Guaranty will not violate any requirement of law applicable to the undersigned or any contract, agreement or instrument to which the undersigned is a party or by which the undersigned or any of the undersigned’s property is bound or result in the creation or imposition of any mortgage, lien or other encumbrance other than in favor of the Agent, for the ratable benefit of the Creditor Parties, on any of the undersigned’s property or assets pursuant to the provisions of any of the foregoing.

(d)Consents or Approvals. No consent of any other person or entity (including, without limitation, any creditor of the undersigned) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty by the undersigned.

(e)Litigation. No litigation, arbitration, investigation or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the best of the undersigned’s knowledge, threatened (i) with respect to this Guaranty or any of the transactions contemplated by this Guaranty or (ii) against or affecting the undersigned, or any of the undersigned’s property or assets.

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(f)Financial Benefit. The undersigned has derived or expects to derive a financial or other advantage from each and every loan, advance or extension of credit made under the Documents or other Obligation incurred by the Company to the Creditor Parties.

6. Acceleration.

(a)If any breach of any covenant, condition or other provision or other Event of Default shall occur and be continuing under the Documents, or either the Company or any of the undersigned should at any time become insolvent, or make a general assignment, or if a proceeding in or under any Insolvency Law shall be filed or commenced by, or in respect of, any of the undersigned, or if a notice of any lien, levy, or assessment is filed of record with respect to any assets of any of the undersigned by the United States of America or any department, agency, or instrumentality thereof, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance upon any assets of the undersigned in any Creditor Party’s possession, or otherwise, any and all Obligations shall for purposes hereof, at the Creditor Parties’ option, be deemed due and payable without notice notwithstanding that any such Obligation is not then due and payable by the Company.

(b)Each of the undersigned will promptly notify the Agent of any default by such undersigned in its respective performance or observance of any term or condition of any agreement to which the undersigned is a party if the effect of such default is to cause, or permit the holder of any obligation under such agreement to cause, such obligation to become due prior to its stated maturity and, if such an event occurs, the Creditor Parties shall have the right to accelerate such undersigned’s obligations hereunder.

7. Payments from Guarantors. The Creditor Parties, in their sole and absolute discretion, with or without notice to the undersigned, may apply on account of the Obligations any payment from the undersigned or any other guarantors, or amounts realized from any security for the Obligations, or may deposit any and all such amounts realized in a non-interest bearing cash collateral deposit account to be maintained as security for the Obligations.

8. Costs. The undersigned shall pay on demand, all costs, fees and expenses (including expenses for legal services of every kind) relating or incidental to the enforcement or protection of the rights of the Creditor Parties hereunder or under any of the Obligations.

9. No Termination. This is a continuing irrevocable guaranty and shall remain in full force and effect and be binding upon the undersigned, and the undersigned’s heirs, administrators, executors, successors and assigns, until all of the Obligations have been indefeasibly paid in full and the Purchasers’ obligation to extend credit pursuant to the Documents has been irrevocably terminated. If any of the present or future Obligations are guarantied by persons, partnerships, corporations or other entities in addition to the undersigned, the death, release or discharge in whole or in part or the bankruptcy, merger, consolidation, incorporation, liquidation or dissolution of one or more of them shall not discharge or affect the liabilities of the undersigned under this Guaranty. The death of the undersigned shall not effect a termination of this Guaranty. Upon the indefeasible payment and/or other satisfaction in full of the Obligations by the Company or otherwise, the Agent shall promptly thereafter take all such action as shall be necessary to release its security interest under the First Preferred Ship Mortgage and this Guaranty shall, simultaneously with such release, be deemed terminated and of no further force and effect.

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10. Recapture. Anything in this Guaranty to the contrary notwithstanding, if any Creditor Party receives any payment or payments on account of the liabilities guaranteed hereby, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver, or any other party under any Insolvency Law, common law or equitable doctrine, then to the extent of any sum not finally retained by the Creditor Parties, the undersigned’s obligations to the Creditor Parties shall be reinstated and this Guaranty shall remain in full force and effect (or be reinstated) until payment shall have been made to the Creditor Parties, which payment shall be due on demand.

11. Books and Records. The books and records of the Agent showing the account between the Creditor Parties and the Company shall be admissible in evidence in any action or proceeding, shall be binding upon the undersigned for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

12. No Waiver. No failure on the part of any Creditor Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor Party of any right, remedy or power hereunder preclude any other or future exercise of any other legal right, remedy or power. Each and every right, remedy and power hereby granted to the Creditor Parties or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Creditor Parties at any time and from time to time.

13. WAIVER OF JURY TRIAL. THE UNDERSIGNED DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE UNDERSIGNED HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN ANY CREDITOR PARTY, AND/OR THE UNDERSIGNED ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS GUARANTY, ANY DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

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14. GOVERNING LAW; JURISDICTION. THIS GUARANTY CANNOT BE CHANGED OR TERMINATED ORALLY, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. THE UNDERSIGNED HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE UNDERSIGNED, ON THE ONE HAND, AND ANY CREDITOR PARTY, ON THE OTHER HAND, PERTAINING TO THIS GUARANTY OR ANY OF THE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS GUARANTY OR ANY OF THE DOCUMENTS; PROVIDED, THAT THE UNDERSIGNED ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE THE CREDITOR PARTIES FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF ANY CREDITOR PARTY. THE UNDERSIGNED EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND THE UNDERSIGNED HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE UNDERSIGNED HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE UNDERSIGNED IN ACCORDANCE WITH SECTION 18 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE UNDERSIGNED’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

15. Understanding With Respect to Waivers and Consents. The Guarantor warrants and agrees that each of the waivers and consents set forth in this Guaranty is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Guarantor otherwise may have against the Company, any Creditor Party or any other person or entity or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guaranty shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

16. Severability. To the extent permitted by applicable law, any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17. Amendments, Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the undersigned therefrom shall in any event be effective unless the same shall be in writing executed by the undersigned directly affected by such amendment and/or waiver and the Agent.

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18. Notice. All notices, requests and demands to or upon the undersigned, shall be in writing and shall be deemed to have been duly given or made (a) when delivered, if by hand, (b) three (3) days after being sent, postage prepaid, if by registered or certified mail, (c) when confirmed electronically, if by facsimile, or (d) when delivered, if by a recognized overnight delivery service in each event, to the numbers and/or address set forth beneath the signature of the undersigned.

19. Successors. Each Creditor Party may, from time to time, without notice to the undersigned, sell, assign, transfer or otherwise dispose of all or any part of the Obligations and/or rights under this Guaranty. Without limiting the generality of the foregoing, each Creditor Party may assign, or grant participations to, one or more banks, financial institutions or other entities all or any part of any of the Obligations. In each such event, the Creditor Parties, their Affiliates and each and every immediate and successive purchaser, assignee, transferee or holder of all or any part of the Obligations shall have the right to enforce this Guaranty, by legal action or otherwise, for its own benefit as fully as if such purchaser, assignee, transferee or holder were herein by name specifically given such right. The Creditor Parties shall have an unimpaired right to enforce this Guaranty for its benefit with respect to that portion of the Obligations which the Creditor Parties have not disposed of, sold, assigned, or otherwise transferred.

20. Joinder. It is understood and agreed that any person or entity that desires to become a Guarantor hereunder, or is required to execute a counterpart of this Guaranty after the date hereof pursuant to the requirements of any Document, shall become a Guarantor hereunder by (x) executing a joinder agreement in form and substance satisfactory to the Agent, (y) delivering supplements to such exhibits and annexes to such Documents as the Agent shall reasonably request and/or as may be required by such joinder agreement and (z) taking all actions as specified in this Guaranty as would have been taken by the Guarantor had it been an original party to this Guaranty, in each case with all documents required above to be delivered to the Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Agent.

21. Release. Nothing except indefeasible payment in full of the Obligations shall release the undersigned from liability under this Guaranty.

22. Remedies Not Exclusive. The remedies conferred upon the Creditor Parties in this Guaranty are intended to be in addition to, and not in limitation of any other remedy or remedies available to the Creditor Parties.

[REMAINDER OF THIS PAGE IS BLANK.
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IN WITNESS WHEREOF, this Guaranty has been executed by the undersigned as of the date and year here above written.

/s/ Michael O’Reilly
Michael O’Reilly, Individually

Address:
35 Tuthill Pt. Rd.
East Moriches, New York 11940

STATE OF New York                )
                                                     ): ss.:
COUNTY OF Suffolk                 )

On the 3rd day of September, 2008, before me personally came Michael O’Reilly to me known, who being by me duly sworn, did depose and say that he has read the foregoing instrument and is fully familiar with the contents thereof; that he signed his name thereto of his own free will and volition.

Mary E. Dunn
Notary Public

Mary E. Dunn
Notary Public, State of New York
No. 01DU6190448
Qualified In Suffolk County
Commission Expires 07/28/2012

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EXHIBIT 10.5

LV ADMINISTRATIVE SERVICES, INC.
c/o Valens Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, New York 10017

September 3, 2008

Windswept Environmental Group, Inc.
Trade-Winds Environmental Restoration Inc.
North Atlantic Laboratories, Inc.
Environmental Restoration, Inc.
Restorenet, Inc.
Michael O’Reilly
895 Waverly Avenue
Holtsville, New York 11742
Attention: Chief Executive Officer

Re: Further Assurances

Ladies and Gentlemen:

Reference is made to (a) the Securities Purchase Agreement, dated as of June 30, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Purchase Agreement”), by and among Windswept Environmental Group, Inc., a Delaware corporation (“Windswept”), Trade-Winds Environmental Restoration Inc., a New York corporation (“Trade-Winds”), North Atlantic Laboratories, Inc., a New York corporation (“North Atlantic”), Environmental Restoration, Inc., a New York corporation (“Environmental Restoration”), Restorenet, Inc., a New York corporation (“Restorenet”, and together with Windswept, Trade-Winds, North Atlantic and Environmental Restoration, the “Companies”), Valens U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), as assignee of Laurus Master Fund, Ltd. (“Laurus”), Valens Offshore SPV I, LTD., a Cayman Islands company (“Valens Offshore”), as assignee of Laurus, and Psource Structured Debt Limited, a Guernsey company (“PSource” and, together with Valens U.S. and Valens Offshore as assignees of Laurus Master Fund, Ltd., collectively, the “Purchasers”), as assignee of Laurus, (b) the Letter Agreement, dated as of the date hereof (“Letter Agreement”), among Companies, Michael O’Reilly, individually (“Principal”), the Purchasers and LV Administrative Services, Inc., as agent for the Purchasers (the “Agent”) and (b) all documents, instruments and agreements executed in connection therewith (together with the Purchase Agreement and the Letter Agreement, collectively, the “Documents”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Purchase Agreement or the Letter Agreement, as applicable.

In order to facilitate the closing of the transactions contemplated by the Letter Agreement within the time constraints of the Companies, the Principal, the Agent and the Purchasers have agreed that certain closing requirements may be waived, in whole or in part, as conditions to the disbursement under the Letter Agreement. In consideration thereof, the Companies and the Principal have agreed to satisfy the following conditions within the time periods and under the conditions set forth on the attached schedule (“Schedule A”), all in a manner (and when applicable, evidenced by agreements, instruments and documents) satisfactory in form and substance to the Agent.

The Companies and the Principal acknowledge and agree that their failure to satisfy the requirements set forth on Schedule A within the applicable time limit set forth thereon with respect thereto and/or the Companies’ or the Principal’s breach of any provision of this letter agreement shall, in each case, constitute an “Event of Default” under and as defined in the Documents.

Except as expressly provided herein, nothing contained herein shall act as a waiver or excuse of performance of any obligations contained in the Documents. No waiver, modification or amendment of any provision of this agreement shall be effective unless specifically made in writing and duly signed by the party to be bound thereby. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

This letter agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.

Very truly yours,

LV ADMINISTRATIVE SERVICES, INC.

By:	/s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory
The foregoing is hereby accepted and agreed to
as of the date set forth above:

WINDSWEPT ENVIRONMENTAL GROUP, INC., a Delaware corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

TRADE-WINDS ENVIRONMENTAL GROUP, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

NORTH ATLANTIC LABORATORIES, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

ENVIRONMENTAL RESTORATION, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

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POST-CLOSING LETTER

RESTORENET, INC., a New York corporation

By:	/s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President

/s/ Michael O’Reilly
Michael O’Reilly, Individually

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POST-CLOSING LETTER

Schedule A

Receipt by the Agent of and satisfaction with each of the following in form and substance, and reflecting changes deemed necessary by the Agent, satisfactory to the Agent and its counsel in all respects by September 9, 2008:

1. [copies of the Insurance Policies];

2. endorsements to the Insurance Policies naming the Agent as an additional insured, lender loss payee and mortgagee (as mortgage trustee under the First Ship Mortgage dated as of September [ ], 2008) on the Insurance Policies;

3. original New York Certificate of Title for the New York State titled vessel (the “New York Vessel”) owned by Principal together with all such other documentation as Agent shall require to evidence Agent’s status thereon as first lienholder;

4. all such documentation, including without limitation, security agreements, as Agent shall require, to evidence the grant by principal of a first priority security interest in the New York Vessel together with all such documentation as Agent shall require to perfect Agent’s first lien security interest the New York Vessel; and

5. search results for the New York Vessel evidencing that no prior security interests, claims or encumbrances cover the New York Vessel.

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POST-CLOSING LETTER